UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2005

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 20, 2005, Imperial Sugar Company completed the sale of its Holly Sugar Corporation subsidiary to Southern Minnesota Beet Sugar Cooperative, a sugar processing cooperative based in Renville, Minnesota. The sales consideration was $54.9 million cash, subject to finalization of working capital at closing, of which $2.8 million was placed in escrow for 18 months from the closing date and an additional $1.0 million will be held in escrow pending the final determination of working capital. Imperial and Southern Minnesota entered into the Stock and Asset Purchase Agreement related to the sale on August 16, 2005. No material relationship exists between Imperial or any of its affiliates and Southern Minnesota.

Holly Sugar’s primary operations include two beet sugar factories, located in Brawley and Mendota, California, a distribution facility located in Tracy, California and Holly Hybrids, a beet seed processor and marketer located in Sheridan, Wyoming. These beet sugar operations are more energy intensive than Imperial’s remaining cane refining operations, utilizing approximately 45% of the combined operations’ natural gas requirements, to produce approximately 15% of total volume. Holly Sugar had revenues of $177.7 million and $126.3 million for the year ended September 30, 2004 and the nine months ended June 30, 2005, and contributed gross margin before depreciation of $16.6 million and $7.7 million for the same respective periods. Direct SG&A costs at the beet sugar operations were $2.2 million and $1.6 million for the twelve and nine month periods. Additionally, the Company expects to reduce shared services SG&A costs by approximately $2 million on an annual basis as a result of the sale.

The Company issued a press release dated September 20, 2005 announcing the sale. The press release is attached as Exhibit 99.1

In anticipation of the closing of the sale of Holly Sugar, Imperial has made a $21.4 million contribution to its defined benefit pension plans, which satisfies most of its funding requirements for 2006 and 2007. It is expected that aggregate cash funding requirements for those years will be reduced by an amount in excess of the contribution just made.

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2005

Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 2004

Pro Forma Condensed Consolidated Statement of Operations for the nine months ended June 30, 2005

(c)	Exhibits

10. Stock and Asset Purchase Agreement dated as of August 16, 2005 (previously filed as Exhibit 10 to Current Report on Form 8-K filed on August 19, 2005)

99.1 Press release issued by Imperial Sugar Company dated September 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: September 22, 2005	By:	/s/ H. P. Mechler
H. P. Mechler Senior Vice President and Chief Financial Officer

Imperial Sugar Company completed the sale of its Holly Sugar Corporation subsidiary to Southern Minnesota Beet Sugar Cooperative on September 20, 2005, for $54.9 million cash, including $3.8 million which was placed in escrow. In anticipation of the closing of the Holly Sugar sale, Imperial made a $21.4 million contribution to its remaining defined benefit pension plans. The accompanying pro forma condensed consolidated statements of operations for the year ended September 30, 2004 and the nine months ended June 30, 2005 are presented as if the sale and pension contribution occurred at the beginning of each period. These pro forma operating statements exclude the estimated $17.3 million loss on sale of Holly Sugar, which will be reported as discontinuing operations in Imperial's future filings. The accompanying pro forma condensed consolidated balance sheet as of June 30, 2005 is presented as if these transactions occurred as of the balance sheet date.

IMPERIAL SUGAR COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended September 30, 2004

(In Thousands of Dollars)

	As Reported	Pro Forma Adjustments		Pro Forma
NET SALES	$963,641	(177,746	)A	785,895

COSTS AND EXPENSES:
Cost of sales	884,466	(161,136	)A	723,330
Selling, general and administrative	41,184	(2,203	)A, B	37,269
		(1,712	)C
Depreciation & amortization	14,166	(3,115	)A	11,051
Loss (Gain) on Operating Asset Sales	328			328

Total	940,144	(168,166)		771,978

OPERATING INCOME (LOSS)	23,497	(9,580)		13,917

INTEREST (EXPENSE)	(5,119)	(423	)D	(5,542)
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS	138			138
OTHER INCOME (EXPENSE)—Net	1,579			1,579

INCOME BEFORE INCOME TAX	20,095	(10,003)		10,092
PROVISION (CREDIT) FOR INCOME TAXES	5,131	(3,501	)A	1,630

INCOME FROM CONTINUING OPERATION	$14,964	(6,502)		8,462

BASIC EARNINGS PER SHARE OF COMMON STOCK INCOME FROM CONTINUING OPERATIONS	$1.46			$0.83

DILUTED EARNINGS PER SHARE OF COMMON STOCK INCOME FROM CONTINUING OPERATIONS	$1.38			$0.78

A	Adjustment to eliminate the Holly Sugar operating results.
B	Does not include the reduction in shared services costs of approximately $2 million annually expected as a result of the Holly Sugar disposition.
C	Adjustment to reflect the reduction in net periodic pension cost as a result of contributing $21.4 million of the proceeds from the Holly Sugar sale to the Company's defined benefit plans at an assumed earnings rate of 8%.
D	To record interest income on excess cash at an assumed rate of 1.42%.

IMPERIAL SUGAR COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2005

(In Thousands of Dollars)

	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$17,419	$385	A	$47,516
		51,078	B
		(21,366	)C
Marketable securities	1,449	(1,392	)A	57
Accounts receivable	62,371	(14,636	)A	48,735
		1,000	B
Inventories:
Finished Goods	67,771	(33,713	)A	34,058
Raw and In-Process	44,370	(9,817	)A	34,553
Supplies	13,544	(4,977	)A	8,567
Deferred costs and prepaid expenses	14,511	(6,252	)A	8,259
Assets held for sale	4,982			4,982

Total current assets	226,417	(39,690)		186,727
OTHER INVESTMENTS	2,196			2,196
PROPERTY, PLANT AND EQUIPMENT, NET	132,094	(34,594	)A	97,500
DEFERRED INCOME TAXES	22,457	3,904	A	26,361
OTHER ASSETS	4,651	(282	)A	7,169
		2,800	B

TOTAL	$387,815	$(67,862)		$319,953

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable—trade	$50,099	(13,997	)A	$36,102
Revolver	—
Current maturities of long-term debt	2,277			2,277
Other current liabilities	35,334	(14,795	)A	20,539

Total current liabilities	87,710	(28,792)		58,918

LONG-TERM DEBT	4,974			4,974
DEFERRED AND OTHER CREDITS	116,791	(14,500	)A	80,925
		(21,366	)C
SHAREHOLDERS' EQUITY
Common stock	109,881			109,881
Retained earnings	101,502	(17,286	)D	84,216
Accumulated other comprehensive income (loss)	(33,043)	14,082	A	(18,961)

Total shareholders' equity	178,340	(3,204)		175,136

TOTAL	$387,815	$(67,862)		$319,953

A To eliminate Holly Sugar assets and liabilities.

B To record proceeds from sale of Holly Sugar including related escrow.

C To record defined benefit pension contribution made in connection with the Holly Sugar sale.

D To record the loss on the transaction.

IMPERIAL SUGAR COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended June 30, 2005

(In Thousands of Dollars)

	As Reported	Pro Forma Adjustments		Pro Forma
NET SALES	$703,537	(126,315	)A	577,222

COSTS AND EXPENSES:
Cost of sales	664,321	(118,591	)A	545,730
Selling, general and administrative	32,296	(1,577	)A, B	29,435
		(1,284	)C
Depreciation & amortization	11,867	(2,403	)A	9,464
Loss (Gain) on Operating Asset Sales	(4,503)		D	(4,503)

Total	703,981	(123,855)		580,126

OPERATING INCOME (LOSS)	(444)	(2,460)		(2,904)

INTEREST (EXPENSE)	(1,600)			(1,600)
GAIN ON NON-OPERATING ASSET SALES	1,854			1,854
OTHER INCOME (EXPENSE)—Net	1,737	(645)		1,092

INCOME BEFORE INCOME TAX	1,547	(3,105)		(1,558)
PROVISION (CREDIT) FOR INCOME TAXES	573	(1,149	)A	(576)

INCOME FROM CONTINUING OPERATION	$974	(1,956)		(982)

BASIC EARNINGS PER SHARE OF COMMON STOCK INCOME FROM CONTINUING OPERATIONS	$0.09			$(0.09)

DILUTED EARNINGS PER SHARE OF COMMON STOCK INCOME FROM CONTINUING OPERATIONS	$0.09			$(0.09)

A	Adjustment to eliminate the Holly Sugar operating results.
B	Does not include the reduction in shared services costs of approximately $2 million annually expected as a result of the Holly Sugar disposition.
C	Adjustment to reflect the reduction in net periodic pension cost as a result of contributing $21.4 million of the proceeds from the Holly Sugar sale to the Company's defined benefit plans at an assumed earnings rate of 8%.
D	To record interest income on excess cash at an assumed rate of 2.90%.